LOAN AGREEMENT

                                 between


                        LEHMAN BROTHERS HOLDINGS INC.
                                 Lender

                                  and

            SIERRA HEALTH-STYLES, INC. and SIERRA TUCSON, L.L.C.
                                Borrower

                       Dated:  as of August  11, 1998



                           Property Locations:

             5000 East Via Estancia Miraval, Tucson, Arizona;
                                   and
              real property on which is located a psychiatric
                hospital and behavioral health center
               (as more particularly described herein)


                       Shapiro, Shapses, Block LLP
                         315 Park Avenue South
                               19th Floor
                       New York, New York  10010
                       Attn.:  Marc S. Shapiro, Esq.

                          TABLE OF CONTENTS

Section                                                       Page
1. DEFINED TERMS                                                1
2. PAYMENT OF DEBT; INCORPORATION OF COVENANTS,
   CONDITIONS AND AGREEMENTS                                    7
3. WARRANTY OF TITLE                                            7
4. INSURANCE                                                    7
5. PAYMENT OF TAXES                                            12
6. TAX AND INSURANCE ESCROW FUND                               12
7. REPLACEMENT RESERVE; REPAIR ESCROW                          13
8. CONDEMNATION                                                13
9. LEASES AND RENTS                                            15
10. REPRESENTATIONS CONCERNING LOAN                            17
11. SINGLE PURPOSE ENTITY; AUTHORIZATION                       18
12. MAINTENANCE OF MORTGAGED PROPERTY                          20
13. TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY          20
14. ESTOPPEL CERTIFICATES; AFFIDAVITS                          21
15. CHANGES IN THE LAWS REGARDING TAXATION                     22
16. NO CREDITS ON ACCOUNT OF THE DEBT                          22
17. DOCUMENTARY STAMPS                                         22
18. CONTROLLING AGREEMENT                                      22
19. BOOKS AND RECORDS                                          23
20. PERFORMANCE OF OTHER AGREEMENTS                            24
21. FURTHER ASSURANCES                                         24
22. RECORDING OF MORTGAGES                                     25
23. REPORTING REQUIREMENTS                                     25
24. EVENTS OF DEFAULT                                          25
25. LATE PAYMENT CHARGE                                        27

26. RIGHT TO CURE DEFAULTS                                     27
27. REMEDIES                                                   27
28. RIGHT OF ENTRY                                             30
29. SECURITY AGREEMENT                                         30
30. ACTIONS AND PROCEEDINGS                                    31
31. WAIVER OF SETOFF AND COUNTERCLAIM                          31
32. CONTEST OF CERTAIN CLAIMS                                  32
33. RECOVERY OF SUMS REQUIRED TO BE PAID                       32
34. MARSHALLING AND OTHER MATTERS                              32
35. HAZARDOUS SUBSTANCES                                       32
36. ASBESTOS                                                   33
37. ENVIRONMENTAL MONITORING                                   34
38. MANAGEMENT OF THE MORTGAGED PROPERTY                       34
39. HANDICAPPED ACCESS                                         36
40. ERISA                                                      36
41. INDEMNIFICATION                                            37
42. NOTICE                                                     38
43. AUTHORITY                                                  38
44. WAIVER OF NOTICE                                           38
45. REMEDIES OF BORROWER                                       38
46. SOLE DISCRETION OF LENDER                                  38
47. NON-WAIVER                                                 39
48. NO ORAL CHANGE                                             39
49. LIABILITY                                                  39
50. INAPPLICABLE PROVISIONS                                    39
51. SECTION HEADINGS                                           39
52. COUNTERPARTS                                               40

53. CERTAIN DEFINITIONS                                        40
54. HOMESTEAD                                                  40
55. ASSIGNMENTS                                                40
56. SUBMISSION TO JURISDICTION                                 40
57. AGENT FOR RECEIPT OF PROCESS                               41
58. SERVICE OF PROCESS                                         41
59. WAIVER OF JURY TRIAL                                       41
60. CHOICE OF LAW                                              41
61. RELEASE OF PORTIONS OF THE MORTGAGED PROPERTY              41
62. JOINT AND SEVERAL OBLIGATIONS                              42
63. MORTGAGE OF THE MORTGAGED PROPERTY RELATING TO
    THE FACILITY                                               42
64. SURETY                                                     43
65. SUBORDINATE LOANS                                          44

                         LOAN AGREEMENT

          This LOAN AGREEMENT dated as of August 11,
1998, between SIERRA HEALTH-STYLES, INC., a Delaware corporation ("Health-Styles"), and SIERRA TUCSON,
L.L.C., a Delaware limited liability company
("Sierra"), each with an address at 16500 North Lago
Del Oro Parkway, Tucson, Arizona  85737 (Health-
Styles and Sierra, collectively, "Borrower"), and LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at 3 World Financial
Center, New York, New York  10285 ("Lender").

                       W I T N E S S E T H:

          WHEREAS, Lender is concurrently herewith making a loan to Borrower in the original principal amount of $14,000,000.00 (the "Loan"), which Loan is evidenced by a certain Mortgage Note dated the date hereof made by Borrower in favor of Lender (the "Note") and is or will be secured by mortgage liens on, and security interests in, Health-
Styles's interest in and to the real and personal property comprising the hotel located at 5000 East
Via Estancia Miraval, Tucson, Arizona (also known as
16600 North Lago del Oro Parkway, Tucson, Arizona and/or 16500 North Lago del Oro Parkway, Tucson,
Arizona) ("Hotel"), and Sierra's interest in and to the real and personal property comprising the psychiatric hospital and behavioral health center operated by or on behalf of Sierra, Borrower or their respective affiliates, as the case may be (the
"Facility"; the mortgage instruments affecting the real property comprising the Hotel and Facility, collectively, the "Mortgages", and individually, a "Mortgage"; the Note, the Mortgages, this Agreement and all other documents executed or delivered in connection with the Loan, collectively, the "Loan
Documents"); and

          WHEREAS, Lender and Borrower have agreed to enter into this Loan Agreement to memorialize their understanding regarding their respective rights and obligations in respect of the Loan.

          NOW, THEREFORE, in consideration of the
making of the Loan and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

          1.   DEFINED TERMS

          The following terms shall have the
following meanings:
          (a)       "Access Laws" has the meaning set
forth in Section 39 hereof.
          (b)       "Accounts" has the meaning set
forth in Section 7 hereof.
          (c)       "Allocated Loan Amount" means,
with respect to the Mortgaged Property relating to the Hotel, the sum of $6,000,000.00, and with respect to the Mortgaged Property relating to the Facility, the sum of $8,000,000.00.
          (d)       "Asbestos" has the meaning set
forth in Section 36 hereof.
          (e)       "Assignment" has the meaning set
forth in Section 2 hereof.
          (f)       "Borrower" has the meaning set
forth in the preamble to this Agreement.

          (g)       "Capital Expenses" means all
payments for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized consistent with accounting methods employed by Borrower for the Mortgaged Property.
          (h)       "Collateral" has the meaning set
forth in Section 29 hereof.
          (i)       "Condemnation" has the meaning
set forth in Section 8 hereof.
          (j)       "Debt" means the outstanding
principal balance of the Note from time to time, with all accrued and unpaid interest thereon, and all other sums now or hereafter due under the Loan
Documents.
          (k)       "Debt Service Coverage Ratio"
shall mean the ratio of: (i) the NOI produced by the operation of the Mortgaged Property during the 12 calendar month period immediately preceding the calculation to (ii) the payments of principal and interest due under this Loan Agreement and the Note for the 12 calendar month period immediately following the calculation (or imputed for such period if such payments have actually accrued for less than 12 calendar months).
          (l)       "Default Rate" means the rate of
interest payable from and after the occurrence of an Event of Default, as more particularly described in the Note; provided, however, that with respect to an Event of Default of the type described in Section
24(a), such rate of interest shall apply from and after the date on which any such payment is due, without any period of grace or cure, as more particularly described in the Note.
          (m)       "Environmental Agreement" has the
meaning set forth in Section 2 hereof.

          (n)       "Environmental Laws" has the
meaning set forth in Section 35 hereof.

           (o) "Equipment" means all machinery, furnishings, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washer and dryers), other customary hotel and hospital equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements.
          (p)       "ERISA" has the meaning set forth
in Section 40 hereof.
          (q)       "Event of Default" has the
meaning set forth in Section 24 hereof.
          (r)       "Expenses" means the aggregate of
the following items actually incurred by Borrower, whether or not paid, during the 12 month period ending one month prior to the date on which the NOI is to be calculated (except that Capital Expenses and reserves set forth in subsection (viii) below shall be adjusted by Lender to reflect projected adjustments for the subsequent 12 month period beginning on the date on which the NOI is to be calculated):
               (i)   Taxes and Other Charges;
               (ii)  sales, use and personal property taxes;
               (iii) management fees of not less than
four (4%) percent of the gross income derived from the operation of the Mortgaged Property and disbursements;
               (iv)  wages, salaries, pension costs and all
fringe and other employee-related benefits and expenses;
               (v)   franchise fees and other fees due
under the Franchise Agreement;
               (vi)  Insurance Premiums;
               (vii) the cost of utilities, and all
other administrative, management, ownership, operating, leasing and maintenance expenses incurred in connection with the operation of the Mortgaged
Property;
               (viii) the cost of necessary repair or
replacement of existing improvements on the Mortgaged
Property with repairs or replacements of like kind and quality or such kind or quality that is necessary to maintain the Mortgaged Property to the same standards as competitive properties of similar size and location to the Mortgaged Property or that are required under the Franchise Agreement together with adequate reserves for the repair and replacement of capital improvements on the Mortgaged Property;
               (ix) the cost of replacement of Equipment with Equipment of like kind and quality or of such kind or quality that is necessary to maintain the Mortgaged Property to the same standards as competitive properties of similar size and location to the Mortgaged Property or that are required under the Franchise Agreement; and
              (x)  the cost of any other maintenance
materials, HVAC repairs, parts and supplies, and equipment.

          (s)       "Facility" has the meaning set
forth in the recitals to this Agreement.

          (t)       "Franchise Agreement" means any
future franchising arrangements into which Health-
Styles may enter, in all events with Lender's prior written approval, pursuant to which HealthStyles shall have the right to operate the hotel located on the Mortgaged Property under a name and/or hotel system controlled by such franchisor.
          (u)       "Franchisor" means the franchisor
under the Franchise Agreement, if any.
          (v)       "Guarantor" means any guarantor of
all or any part of the Debt.
          (w)       "Hazardous Substances" has the
meaning set forth in Section 35 hereof.
          (x)       "Hotel" has the meaning set forth
in the recitals to this Agreement.
          (y)       "Improvements" means the
buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Premises.
          (z)       "Insurance Premiums" has the
meaning set forth in Section 4(d) hereof.
          (aa)      "Insured Casualty" has the meaning
set forth in Section 4(e)(ii) hereof.
          (bb)      "Intangibles" means, without
limitation, all accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as such terms are defined in the Uniform Commercial Code, and all contract rights, franchises, books, records, appraisals, architects and engineering plans, specifications, environmental and other reports relating to the Premises, trademarks, trade names, symbols, permits, licenses (to the extent assignable), approvals, actions, tenant or guest lists, correspondence with present and prospective purchasers, tenants, guests and suppliers, advertising materials and telephone exchange numbers as identified in such materials, refunds of real estate taxes and assessments and causes of action which now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon.
          (cc)      "Leases" means all leases and
other agreements affecting the use, enjoyment or occupancy of the Premises or the Improvements heretofore or hereafter entered into (including, without limitation, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Premises), together with any guarantees, supplements, amendments, modifications, extensions and renewals of any thereof, and all additional remainders, reversions, and other rights and estates appurtenant thereto.
          (dd) "Lender" has the meaning set forth in the preamble to this Agreement.
          (ee)      "Loan" has the meaning set forth in the
recitals of this Agreement.
          (ff) "Loan Documents" has the meaning set forth in the recitals of this Agreement.
          (gg)      "Loan-to-Value Ratio" means the ratio of:
(i) the Debt, plus all other debt (or other liquidated economic obligations) which are then outstanding and secured by the

Mortgaged Property, to (ii) the appraised value of the Mortgaged Property as estimated by an appraiser acceptable to Lender. Any appraisal for purposes of calculating the Loan-to-Value Ratio shall be performed in accordance with the then-approved standards under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (FIRREA).
          (hh) "Management Agreement" means any existing or future management arrangements into which Health-Styles and/or Sierra may enter, in all events with Lender's prior written approval, pursuant to which Health-Styles and/or Sierra operates all or any portion of the Mortgaged Property.
          (ii) "Maturity Date" means the Applicable Maturity Date (as such term is defined in the Note).
          (jj) "Mortgages" has the meaning set forth in the recitals of this Agreement.
          (kk) "Mortgaged Property" shall mean all of Health-Styles's and/or Sierra's right, title and interest, fee or leasehold, direct or indirect, in and to the Premises, all real and personal property located on or related to any portion of the Premises, including without limitation, the Collateral, Equipment, Improvements, Intangibles, Rents, Condemnation awards, insurance proceeds, tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records, all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Premises as a result of tax certiorari or any applications or proceedings for reduction, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all proceeds, substitutions and replacements thereof.
          (ll) "NOI" means the gross income derived from the operation of the Mortgaged Property less Expenses, adjusted as Lender deems reasonably necessary to reflect the actual net operating income of the Mortgaged Property. NOI shall include only Rents and such other income, including any rent loss, business interruption or business income insurance proceeds, vending or concession income, late fees, forfeited security deposits and other miscellaneous tenant charges, which are actually received and Expenses actually incurred and paid during the period for which the NOI is being calculated, as set forth on operating statements satisfactory to Lender. NOI shall be calculated in accordance with generally accepted accounting principles consistently applied.
          (mm)      "Note" has the meaning set forth in the
recitals of this Agreement.
          (nn) "Operating Expense Account" has the meaning set forth in Section 7 hereof.
          (oo) "Other Charges" has the meaning set forth in Section 5 hereof.
          (pp)      "Policies" has the meaning set forth in
Section 4(d) hereof.
          (qq) "Premises" means those certain parcels of real property comprising the Mortgaged Property, as more particularly described on Exhibits A to the Mortgages, and with respect to the Premises related to the Facility, the Premises shall also include, without limitation, any and all property comprising the psychiatric hospital and behavioral health center operated by or on behalf of Sierra, Borrower or their respective affiliates, as the case may be.
          (rr) "Remedial Work" has the meaning set forth in Section 37 hereof.

          (ss) "Rents" means all income, rents, room rates, issues, profits, revenues (including oil and gas or other mineral royalties and bonuses), deposits and other benefits from the Mortgaged Property including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Mortgaged Property or personalty located thereon, or rendering of services by Borrower or any operator or manager of the Mortgaged Property or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Mortgaged Property.
          (tt) "Repair Agreement" means that certain Repair Escrow Agreement dated as of the date hereof between Borrower and Lender.
          (uu) "Repair Escrow Account" has the meaning set forth in Section 7 hereof.
          (vv) "Replacement Agreement" means that certain Replacement Reserve Agreement dated as of the date hereof between Borrower and Lender.
          (ww) "Replacement Reserve Account" has the meaning set forth in Section 7 hereof.
          (xx)      "Securities" has the meaning set forth in
Section 21 hereof.
          (yy) "Servicer" means the servicer of the Loan designated by Lender, in its sole and absolute discretion, from time to time.
          (zz)      "Subordinate Loan" has the meaning set
forth in Section 65 hereof.
          (aaa) "Tax and Insurance Escrow Account" has the meaning set forth in Section 7 hereof.
          (bbb) "Tax and Insurance Escrow Fund" has the meaning set forth in Section 6 hereof.
          (ccc)          "Taxes" has the meaning set forth in
Section 5 hereof.
          (ddd) "Uniform Commercial Code" means the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located.

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note.

          2.   PAYMENT OF DEBT; INCORPORATION OF COVENANTS,
CONDITIONS AND AGREEMENTS

          (a)  Borrower will pay the Debt at the time
and in the manner provided in the Note, the Mortgages and in this Agreement. Payments made by Borrower to Lender shall be applied by Lender in the following order of priority: (i) first, to required deposits to the escrows established in accordance herewith for the payment of Taxes and Other Charges and Insurance
Premiums; (ii) next, to reimburse Lender for any unpaid costs and expenses incurred by Lender on Borrower's behalf; (iii) next, to accrued and unpaid interest on the Loan; (iv) next, to required deposits to the Replacement Reserve as provided in the Replacement Agreement; and (v) last, to the reduction of the principal balance of the Loan. Upon and during the continuation of an Event of Default, all payments made by Borrower shall be applied in such other order and priority as Lender shall determine in its sole discretion.

          (b)  All the covenants, conditions and
agreements contained in the Note, the Mortgages, the Assignment of Leases and Rents dated as of the date hereof from Borrower to Lender (the "Assignment"), the Environmental Indemnity Agreement dated as of the date hereof among Lender, Borrower and NextHealth, Inc. (the "Environmental Agreement") and the other
Loan Documents are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

          3.   WARRANTY OF TITLE

          (a)  Borrower represents and warrants that
HealthStyles has good, marketable and insurable fee simple title to the Mortgaged Property relating to the Hotel and has the full power, authority and right to execute, deliver and perform its obligations under this Agreement and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign, hypothecate and grant a security interest in the Mortgaged Property relating to the Hotel and that Health-Styles possesses an unencumbered fee estate in the Premises and the Improvements relating to the Hotel, and that it owns the Mortgaged Property relating to the Hotel free and clear of all liens, encumbrances and charges whatsoever except for those exceptions approved by Lender and shown in the title insurance policy insuring the lien of the Mortgage with respect thereto, and that the Mortgage with respect thereto is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property relating to the Hotel, subject only to such exceptions. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of the Mortgage with respect thereto and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.

          (b)  Borrower represents and warrants that
Sierra has good, marketable and insurable leasehold title to the Improvements relating to the Facility and has the full power, authority and right to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign, hypothecate and grant a security interest in the Improvements relating to the Facility and that Sierra possesses an unencumbered leasehold estate therein, and that it holds its interest therein free and clear of all liens, encumbrances and charges whatsoever except for those exceptions approved by Lender.
Without limiting the foregoing, Borrower represents and warrants that Sierra has the full power, authority and right to execute, deliver and perform its obligations under this Agreement.

          4.   INSURANCE

          (a)  Borrower, at its sole cost and
expense, will keep the Mortgaged Property insured during the entire term of this Agreement for the mutual benefit of Borrower and Lender against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. The insurance policy shall contain option perils and income loss endorsements and if any of the Improvements or the use of the Mortgaged Property shall at any time constitute legal non-conforming structures or uses, a law and ordinance endorsement.
Such insurance shall be in an amount: (i) equal to the lesser of: (A) the original principal amount of the Loan (in no event less than the minimum amount required to compensate for damage or loss on a replacement cost basis), and (B) the then full replacement cost of the Improvements and the Equipment, without deduction for physical depreciation; provided, however, that such insurance shall be in an amount such that the insurer would not deem Borrower a co-insurer under such policies. The deductible in respect of such insurance shall not exceed the lesser of: (1) $25,000.00; and (2) one
(1%) percent of the face value of such policy, unless a higher deductible is required by law. Unless such premiums are deposited in escrow pursuant to Section
6 of this Agreement, the premiums for the insurance carried in accordance with this Section shall be paid annually in advance and each policy shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

          (b)  Borrower shall also obtain and
maintain during the entire term of this Agreement, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following policies of insurance:

          (i)  Flood insurance if any part of the
Mortgaged Property is currently or at any time in the future located in an area identified by the Federal
Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lesser of: (A) the outstanding principal amount of the Note; and (B) the maximum limit of coverage available with respect to the Improvements and the Equipment under such Act.

          (ii) Comprehensive public liability
insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and "Dram shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Mortgaged Property, and containing minimum limits per occurrence of $10,000,000.00 for the Premises and the Improvements, or such greater amount as may be required under the Franchise Agreement.

          (iii)     Rental loss insurance in an
amount equal to the aggregate annual amount of all rents and additional rents payable by all of the tenants under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), such rental loss insurance to cover rental losses for a period of at least one year after the date of the fire or casualty in question. The amount of such rental loss insurance shall be increased from time to time during the term of this Agreement as and when new Leases and renewal Leases are entered into in accordance with the terms of this Agreement, to reflect all increased rent and increased additional rent payable by all of the tenants under such renewal Leases and all rent and additional rent payable by all of the tenants under such new Leases.

          (iv) Business income insurance: (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 4(a); (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and all personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to the sum of Expenses and NOI, in each case for the preceding full calendar year. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on clause (D) of this subsection. All insurance proceeds payable to Lender pursuant to this Section shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually and timely paid out of the proceeds of such business income insurance;

          (v) Insurance, in an amount equal to the lesser of $2,000,000.00, or the insurable value of the Improvements, against loss or damage from: (A) leakage of sprinkler systems; and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements.

          (vi) Worker's compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement.

          (vii) Motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $5,000,000.00 or such greater amount as may be required under the Franchise Agreement.

          (viii) A blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by: (A) Borrower's personnel; (B) any employees of outside firms that provided appraisal, legal, data processing, or other services for Borrower; and (C) temporary contract employees or student interns.

          (ix) Earthquake insurance (including subsidence), if the Mortgaged Property is located in an earthquake prone region and if required by Lender.

          (x) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests in the Mortgaged Property or as may be required by the Franchise Agreement.

          (c) Borrower shall increase the amount of insurance required to be provided hereunder at the time that each such policy is renewed (but, in any event not less frequently than once during each 12-month period) by using the F.W. Dodge Building Index to determine whether there has been an increase in the replacement cost of the improvement since the most recent adjustment of any such policy and, if there has been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

          (d) All policies of insurance required pursuant to this Section (collectively, the "Policies") shall: (i) be issued by an insurer with an investment grade rating for claims paying ability by Moody's Investors Service, Inc., Standard & Poor's Rating Group, Fitch Investor Service and Duff & Phelps, Inc., if rated;
(ii) contain a standard noncontributory mortgagee clause naming Lender as the person to which all payments made by such insurance company shall be paid; (iii) be maintained throughout the term of this Agreement without cost to Lender; (iv) be assigned and delivered to Lender; (v) contain such provisions as Lender deems reasonably necessary or appropriate to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer thereunder, and that Lender shall receive at least 30 days prior written notice of any modification, reduction or cancellation; and
(vi) be satisfactory in form and substance to Lender, and be approved by Lender as to amounts, form, risk coverage, deductible, loss payees and insureds. Borrower shall pay the premiums for the Policies (the "Insurance Premiums") as they become due and payable. Not later than 60 days prior to the expiration date of each of the Policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each Policy.

          (e) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice thereof to Lender.

          (i) In the case of a loss covered by Policies, Lender may: (A) settle and adjust any claim without the consent of Borrower, or (B) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided, however, that Borrower may adjust losses aggregating not in excess of $50,000.00 if such adjustment is carried out in a competent and timely manner, and provided in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such insurance proceeds. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt, shall be secured by the Mortgages (or either of them) and shall be reimbursed by Borrower to Lender on demand.

          (ii) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (an "Insured Casualty") where: (A) the proceeds of insurance are sufficient to enable Borrower to fully restore the Mortgaged Property; (B) the term of, and proceeds derived from, Borrower's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Mortgaged Property is undergoing restoration; (C) Lender determines that the restoration is reasonably capable of being completed, and is actually completed at least 12 months prior to the Maturity Date;
(D) the Loan-to-Value Ratio upon completion of restoration is estimated, by an appraiser acceptable to Lender, to be no greater than .7:1.0; (E) the Franchise Agreement has not been, and cannot be, terminated as a result of the Insured Casualty; (F) the restoration can be completed within 12 months from the date that the Insured Casualty occurred, or within such shorter time period as may be required by the Franchise Agreement; (G) the restoration is permitted or required under the Franchise Agreement; and (H) the Debt
Service Coverage Ratio upon completion is reasonably anticipated to be at least 1.50, then, if no Event of Default shall have occurred and be continuing, the proceeds of insurance shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Insured Casualty, as provided for below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding.
NOI for purposes of this calculation shall be NOI for the 12 calendar month period immediately preceding the casualty, unless the appraiser referenced in clause (D) above estimates that NOI after the restoration will be more than ten (10%) percent less than NOI for such 12 calendar month period, in which case the Debt Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI.

          (iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Insured Casualty, in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

          (iv) In the event that proceeds of insurance, if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the Mortgaged Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender and otherwise in accordance with the requirements of the Franchise Agreement, if any; provided, however, that Borrower shall pay all costs (and if required by Lender, shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

          (v)  In the event Borrower is entitled to
reimbursement out of insurance proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with: (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld).
No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety (90%) percent of the value of the work performed from time to time. Funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Lender's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Borrower, provided such restoration was performed in accordance with the provisions of this Section and Borrower is not then in default of its obligations under the Loan Documents.

          (f) Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section. Notwithstanding the foregoing, Borrower may carry insurance not required under this Agreement, provided any such insurance affecting the Mortgaged Property shall be for the mutual benefit of Borrower and Lender, as their respective interests may appear, and shall be subject to all other provisions of this Section.

          (g) Borrower shall furnish evidence of payment of insurance premiums from time to time as follows: (i) if the premiums in respect of the insurance required to be maintained hereunder are paid annually, evidence of payment of the premium for the next year's coverage shall be furnished to Lender not less than 30 days prior to the expiration of the then current policy; and (ii) if such premiums are paid in installments, evidence of each installment payment shall be furnished within five days of being made.

          5.   PAYMENT OF TAXES

          Borrower shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied, assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Taxes") and all ground rents, maintenance charges, other governmental impositions, and other charges including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied, assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Other Charges") as they become due and payable. Borrower will deliver to Lender evidence satisfactory to Lender that the Taxes and Other Charges have been so paid, or are not then delinquent, no later than 30 days following the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer, and shall promptly cause to be paid and discharged, any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Borrower shall furnish to Lender or its designee receipts for the payment of the Taxes and Other Charges, and charges for utility services at Lender's request, in each case prior to the date that such obligation shall become delinquent. Borrower shall be entitled to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount of any Taxes or Other Charges. Notwithstanding the preceding sentence, during the pendency of any such contest Borrower shall pay or cause to be paid all Taxes and Other Charges as and when due and payable, or otherwise in accordance with Section 32 hereof.

          6.   TAX AND INSURANCE ESCROW FUND

          Borrower shall pay to Lender on the first day of each calendar month: (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing 12 months; and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts described in clauses (a) and (b) above, collectively, the "Tax and Insurance Escrow Fund").
The Tax and Insurance Escrow Fund and the monthly installments of principal and interest payable under the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 4 and 5 hereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4 and 5 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If the Tax and Insurance Escrow Fund is not sufficient to pay the items set forth in clauses (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Lender may apply any sums then comprising the Tax and Insurance Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. To the extent permitted by applicable law, the Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Borrower; provided, however, any such earnings and interest shall remain in the Tax and Insurance Escrow Fund, added to the balance thereof and used in accordance with the terms of such escrow and this Agreement. Anything to the contrary contained herein notwithstanding, Borrower shall be required to make the payments described in clause (b) above only upon a failure by Borrower to maintain the insurance required pursuant to Section 4 hereof or to furnish evidence of payment as provided in Section 4 hereof.

          7.   REPLACEMENT RESERVE; REPAIR ESCROW

          (a) Lender has this day established an interest bearing reserve account at a federally insured institution (the "Replacement Reserve"), the balance of which shall be maintained and disbursed in accordance with the Replacement Reserve Agreement dated as of the date hereof between Borrower and Lender (the "Replacement Agreement"). Commencing on August 1, 1999, Borrower shall deposit $15,000.00 monthly into the Replacement Reserve. Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Replacement Reserve as additional security for the payment of the Debt. All earnings or interest on the Replacement Reserve shall be and become part of such Replacement Reserve and shall be disbursed as provided in the Replacement Agreement and in this Section.

          (b) Borrower has this day deposited with Lender, and Lender has this day established, an interest bearing escrow account at a federally insured institution the sum of $4,000.00 (the "Repair Escrow"), to be maintained and disbursed in accordance with the Repair Escrow Agreement dated as of the date hereof between Borrower and Lender (the "Repair Agreement"). Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Repair Escrow as additional security for the payment of the Debt. All earnings or interest on the Repair Escrow shall be and become part of such Repair Escrow and shall be disbursed as provided in the Repair Agreement and in this Section.

          8.   CONDEMNATION

          (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for such Condemnation and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Agreement. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, the Mortgages, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Lender to the discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note.

          (b) If the Mortgaged Property shall be the subject of a Condemnation, in whole or in part, Borrower shall give prompt notice thereof to Lender.

               (i) In the case of a Condemnation, Lender may: (A) settle and adjust any claim without the consent of Borrower, or
(B) allow Borrower to agree with the condemning authority on the amount to be paid upon the Condemnation; provided, however, that Borrower may adjust losses aggregating not in excess of $50,000.00 if such adjustment is carried out in a competent and timely manner, and provided in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such Condemnation award or proceeds. The expenses incurred by Lender in the adjustment and collection of a Condemnation award or proceeds shall become part of the Debt, shall be secured by the Mortgages and shall be reimbursed by Borrower to Lender on demand.

             (ii) In the event of any Condemnation affecting all or any portion of the Mortgaged Property where: (A) the Condemnation award or proceeds are sufficient to enable Borrower to fully restore the Mortgaged Property; (B) the term of, and proceeds derived from, Borrower's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Mortgaged Property is undergoing restoration; (C) Lender determines that the restoration is reasonably capable of being completed, and is actually completed at least 12 months prior to the Maturity Date; (D) the Loan-to-Value Ratio upon completion of restoration is estimated, by an appraiser acceptable to Lender, to be no greater than .7:1.0; (E) the Franchise Agreement has not been, and cannot be, terminated as a result of the Condemnation; (F) the restoration can be completed within 12 months from the date that the Condemnation occurred, or within such shorter time period as may be required by the Franchise Agreement; (G) the restoration is permitted or required under the Franchise
Agreement; and (H) the Debt Service Coverage Ratio upon completion is reasonably anticipated to be at least 1.50, then, if no Event of Default shall have occurred and be continuing, the Condemnation award or proceeds shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Condemnation, as provided for below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the 12 calendar month period immediately preceding the Condemnation, unless the appraiser referenced in clause (D) above estimates that NOI after the restoration will be more than ten (10%) percent less than NOI for such 12 calendar month period, in which case the Debt
Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI.

              (iii) Except as provided above, the award or proceeds collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Condemnation in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

              (iv) In the event that a Condemnation award or proceeds, if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the Mortgaged Property to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender; provided, however, that Borrower shall pay all costs (and if required by Lender, shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net award or proceeds made available pursuant to the terms hereof.

            (v)  In the event Borrower is entitled to
reimbursement out of proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with: (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the Condemnation award or proceeds to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety (90%) percent of the value of the work performed from time to time. Funds other than the Condemnation award or proceeds shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Lender's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of a Condemnation award or proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Borrower, provided such restoration was performed in accordance with the provisions of this Section, and Borrower is not then in default of its obligations under the Loan Documents.

          9.   LEASES AND RENTS

          (a) In connection with the Loan, Borrower has absolutely and unconditionally assigned to Lender all of Borrower's right, title and interest in all current and future Leases and Rents, it being intended by Borrower that such assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Lender shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Lender. Borrower shall execute and deliver to Lender such additional instruments, in form and substance reasonably satisfactory to Lender, as may hereafter be requested by Lender to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section, Lender has granted to Borrower a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums. Upon the occurrence of an Event of Default, the license granted to Borrower shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents, whether or not Lender enters upon or takes control of the Mortgaged Property. Lender is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after revocation of the license may be applied toward payment of the Debt in such priority and proportions as Lender in its discretion shall deem appropriate.

          (b) Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates and shall be arms-length transactions. All proposed Leases shall be subject to the prior approval of Lender except that with respect to proposed Leases which:

               (i) do not individually or in the aggregate alter the ratios of hotel to non-hotel space (with respect to the portion of the Mortgaged Property owned by Health-Styles) and Facility to non-Facility space (with respect to the portion of the Mortgaged Property leased by Sierra);

               (ii) are for less than 1,000 rentable square feet;

               (iii) provide for minimum terms of not less than three years;

               (iv) provide for work letters and other tenant improvement allowances not in excess of that set forth in the budget for the operation of the Mortgaged Property approved by Lender;

               (v) do not contain any provision for free rent or rent abatement;

               (vi) except as may be required by applicable law, do not contain any cancellation or termination rights exercisable by the tenant thereunder;

               (vii) are the result of an arms-length
     transaction with a bona fide, independent third-party;

               (viii) provide for rental rates comparable to existing market rates; and

               (ix) do not contain any terms which would materially affect Lender's rights under the Note, the Mortgages, this Agreement, the Assignment, the Environmental
     Agreement or the other Loan Documents,

Lender's approval shall not be unreasonably withheld or delayed.
All Leases shall provide that they are subordinate to the applicable Mortgages and that the lessee agrees to attorn to Lender. Borrower shall: (A) observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (B) promptly send to Lender copies of all notices of default which Borrower shall send or receive thereunder; (C) enforce all of the terms, covenants and conditions contained in the Lease on the part of the lessee thereunder to be observed or performed, short of termination thereof; (D) not collect any Rents more than one month in advance; (E) not execute any other assignment of the lessor's interest in the Leases or Rents; (F) other than de minimis nonfinancial amendments, not alter, modify or change the terms of the Leases without the prior written consent of Lender (which consent shall not be unreasonably withheld), or, except if a lessee is in default, cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; provided, however, that any Lease may be cancelled if at the time of the cancellation thereof a new Lease is entered into with a bona fide, independent third-party on substantially the same terms or more favorable terms as the cancelled Lease; (G) not alter, modify or change the terms of any guaranty of a Lease or cancel or terminate such guaranty without the prior written consent of Lender; (H) not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender; and
(I) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Mortgaged Property as Lender shall from time to time request.

          (c) All security deposits of lessees, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower into the Security Deposits Account. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Lender, shall, if permitted pursuant to any legal requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender's request, if permitted by any applicable legal requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Lender subject to the terms of the Leases.

          10.  REPRESENTATIONS CONCERNING LOAN

          Borrower represents, warrants and covenants as follows:

          (a) The Note, the Mortgages, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, and are not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, the Mortgages (or either of them), this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

          (b) All certifications, permits, licenses and approvals required for the legal use, occupancy and operation of the Mortgaged Property as currently operated, including, without limitation, any applicable liquor license, certificate of completion and occupancy permit, have been obtained and are in full force and effect. The Mortgaged Property is free of material damage and is in good repair, and there is no proceeding pending or, to the best of Borrower's knowledge, threatened for the total or partial condemnation of, or affecting, the Mortgaged Property.

          (c) All of the Improvements which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property. To the best of its knowledge (after due inquiry and investigation), the Mortgaged Property is contiguous to and has access to a physically and legally open all-weather public street, has all necessary permits and approvals for ingress and egress, is adequately serviced by public water, septic systems and utilities and is on one or more separate tax parcels, all of which are separate and apart from any other property owned by Borrower or any other person. The Mortgaged Property has all necessary access by public roads or easements which in each case are not terminable and are not subordinate to any mortgage other than the applicable Mortgage. To the best of its knowledge (after due inquiry and investigation), all of the Improvements comply with all requirements of applicable building codes, zoning and subdivision laws and ordinances.

          (d) The Mortgaged Property is not subject to any leases, licenses or other use or occupancy agreements other than the Leases described in the rent roll delivered to Lender in connection with this Agreement. No person has any possessory interest in the Mortgaged Property or right to occupy any portion thereof except under and pursuant to the provisions of the Leases (or transient hotel guests or hospital patients) in the ordinary course of Borrower's business.

          (e) The survey of the Mortgaged Property delivered to Lender in connection with this Agreement has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Property is situated, and does not fail to reflect any material matter affecting the Mortgaged Property or the title thereto.

          (f) The financial statements heretofore furnished to Lender are, as of the date specified therein, complete and correct in all material respects and fairly present the financial condition of Borrower, and are prepared in accordance with generally accepted accounting principles applied on a consistent basis. Borrower does not have on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to Borrower and which, in Borrower's opinion, are reasonably likely to result in a material adverse effect on the Mortgaged Property or the operation thereof as currently utilized, except as referred to or reflected or provided for in the financial statements heretofore furnished to Lender or as otherwise disclosed to Lender herein. Since the last date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in such financial statements as of the dates thereof.

          (g) There exists no written Management Agreement with respect to the management and operation of any portion of the Mortgaged Property. There exists no franchising arrangements entered into by either or both of Borrower with respect any portion of the Mortgaged Property.

          (h) Neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Mortgages (or either of them), nor the exercise of any remedies by Lender, will adversely affect: (A) Borrower's rights under either the Franchise Agreement or the Management Agreement; or (B) the licenses, registrations, permits, certificates, authorizations and approvals necessary for the operation of the Mortgaged Property as currently operated.

          (i) The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions which with the passage of time and/or notice would constitute defaults thereunder.

          11.  SINGLE PURPOSE ENTITY; AUTHORIZATION

          Borrower represents and warrants, and covenants for so long as any obligations secured by the Mortgages (or either of them) remain outstanding, as follows:

          (a) Borrower does not and will not own any asset or property other than: (i) the Mortgaged Property; and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

          (b) Borrower does not and will not engage in any business other than the ownership, management and operation of the Mortgaged Property, and Borrower will conduct and operate its business in all material respects as presently conducted and operated.

          (c) Except with respect to the Management Agreement which, in its present form, is acceptable to Lender, Borrower will not enter into any contract or agreement with any Guarantor or an affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length third-party basis.

          (d) Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than:
(i) the Debt; (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are customary and reasonable under the circumstances; and (iii) Subordinate Loans as provided for in Section 65 hereof. Except with Lender's prior written approval in each instance, no indebtedness other than the Debt is or shall be secured by the Mortgaged Property. Lender's approval shall be granted or withheld at Lender's sole discretion. In connection with any such financing approved by Lender, Borrower shall be required to obtain and deliver to Lender a subordination and standstill agreement from such lender which shall be in form and substance satisfactory to Lender in its sole discretion.

          (e) Borrower has not made and will not make any loans or advances to any third party (including any constituent party, any Guarantor or any affiliate of Borrower, of any constituent party or of any Guarantor), except in de minimis amounts in the ordinary course of business and of the character of trade or operational expenses.

          (f) Borrower has done or caused to be done, and will do or cause to be done, all things necessary to preserve its existence, and Borrower will not, nor will Borrower permit any constituent party or Guarantor, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents, as the case may be, of Borrower or such constituent party or Guarantor in a manner which would adversely affect Borrower's existence as a single purpose entity.

          (g) Borrower will maintain books and records and bank accounts separate from those of its affiliates and any constituent party. Borrower shall not change the principal place of its business without providing Lender with at least 30 days prior written notice of such change to Lender.

          (h) Borrower is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower, any constituent party, any Guarantor or any affiliate of any constituent party or Guarantor).

          (i) Neither Borrower nor any constituent party will cause or seek the dissolution or winding up, in whole or in part, of Borrower.

          (j) Borrower will not commingle its funds and other assets with those of any constituent party, any Guarantor, any affiliate of Borrower, of any constituent party or of any Guarantor, or any other person.

          (k) Borrower will not file or consent to the filing of any petition to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

          (l) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other person.

          (m) Each of Health-Styles and the managing member of Sierra shall at all times maintain at least one duly appointed independent member of its Board of Directors, which member has not been at the time of such individual's appointment and may not have been at any time during the preceding two years: (i) a stockholder of, or an officer or an employee of Borrower; (ii) a customer of or supplier to Borrower; (iii) a person or other entity controlling any such stockholder, officer, employee, customer or supplier; or (iv) a member of the immediate family of any such stockholder, officer, employee, customer or supplier or any other director of Borrower. As used in this subsection (m), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through ownership of voting securities by contract or otherwise.

          12.  MAINTENANCE OF MORTGAGED PROPERTY

          Borrower shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The
Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Lender. Borrower shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Borrower shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated, or which may be affected by any proceeding of the character referred to in Section 8 hereof, and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Except as expressly permitted in writing by Lender, Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the prior written consent of Lender. Borrower shall not: (a) change the use of the Mortgaged Property as currently configured and utilized; (b) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof; or (c) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership.

          13.  TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY

          (a) Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower and its general partners, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Lender will continue to rely on Borrower's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Mortgaged Property. Borrower shall not, without the prior written consent of Lender, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

          (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section shall be deemed to include: (i) an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if Borrower, any Guarantor, or any general partner of Borrower or any Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than forty-nine (49%) percent of such corporation's stock shall be vested in a party or parties who are not now stockholders; and (iv) if Borrower, any Guarantor or any general partner of Borrower or any Guarantor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner, managing partner or joint venturer or the transfer of the partnership interest of any general partner, managing partner or joint venturer; provided, however, that notwithstanding anything to the contrary provided herein, the principals of Borrower as of the date hereof must at all times maintain controlling and voting ownership of no less than 51% of the beneficial controlling and voting interests of Borrower. Notwithstanding anything to the contrary provided herein, the principals of Borrower existing on the date hereof shall have the right to transfer, voluntarily or involuntarily, their ownership interests in Borrower to any person or single purpose entity created by such person who is an immediate family member of such principal; provided, however, that NextHealth, Inc. shall at all times have supervisory management obligations with respect to the Mortgaged Property.

          (c) No sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property, or of any interest therein, shall be permitted during the term of the Loan without Lender's prior written approval. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Lender's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

          (d) Lender's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Lender's right to require such consent in the future. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this Section shall be null and void and of no force or effect.

          (e) Borrower agrees to bear and shall pay or reimburse Lender on demand for all expenses (including, without limitation, Lender's out-of-pocket attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval or disapproval, and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

          14.  ESTOPPEL CERTIFICATES; AFFIDAVITS

          (a) Within ten (10) days after request by Lender, Borrower shall furnish Lender with a statement, duly acknowledged and certified, setting forth: (i) the amount of the original principal amount of the Note; (ii) the then outstanding principal balance of the Note; (iii) the rate of interest of the Note; (iv) the date on which installments of interest and/or principal were last paid; (v) any offsets or defenses to the payment of the Debt; and (vi) that the Note, the Mortgages, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents are valid, legal and binding obligations, which have not been modified or if modified, giving particulars of such modification.

          (b) Within ten (10) days after request by Lender, Borrower shall furnish Lender with a certificate reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

          (c) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each tenant under a Lease in form and substance reasonably satisfactory to Lender; provided, however, that Borrower shall not be required to deliver such certificates more frequently than two times in any calendar year.

          15.  CHANGES IN THE LAWS REGARDING TAXATION

          If any law is enacted, adopted or amended after the date of this Agreement which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation, or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Mortgaged Property, Borrower will pay such tax, with interest and penalties thereon, if any. In the event Lender or its counsel determines that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than 90 days, to declare the Debt immediately due and payable.

          16.  NO CREDITS ON ACCOUNT OF THE DEBT

          Borrower will not claim, demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of the Mortgages (or either of them) or the Debt. In the event such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than 90 days, to declare the Debt immediately due and payable.

          17.  DOCUMENTARY STAMPS

          If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or the Mortgages (or either of them), or shall impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

          18.  CONTROLLING AGREEMENT

          Borrower agrees to an effective rate of interest that is the rate stated in the Note plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Borrower, or any benefit received or to be received by Lender, in connection with the Note or any of the other Loan Documents. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Agreement and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

          19.  BOOKS AND RECORDS

          Borrower will maintain full and accurate books of accounts and other records reflecting the operations of the Mortgaged Property. Borrower will furnish, or cause to be furnished to Lender, within 30 days of the end of each calendar month, the following items, each certified by a senior financial officer of Borrower as true, correct and complete as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with generally accepted accounting principles, consistently applied: (a) a written occupancy statement dated as of the last day of the most recently ended calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (b) monthly and year to date operating statements detailing the total revenues received and total expenses incurred in connection with the ownership and operation of the Mortgaged Property, including a comparison of the budgeted income and expenses and the actual income and expenses for such month and the year to date (which operating information shall include the Improvements); and (c) a written statement dated as of the last day of the most recently ended month showing the percentage of hotel rooms and hospital beds rented and/or occupied during such month and the average daily room rate charged during such month. Upon request by Lender, Borrower will provide a detailed explanation of any variances of ten (10%) percent or more between budgeted and actual amounts for such periods. Borrower shall furnish, within 90 days following the end of each calendar year, a statement of the financial affairs and condition of the Mortgaged Property, including a statement of profit and loss and a balance sheet for the Mortgaged Property (and Borrower) for the immediately preceding fiscal year, prepared by an independent certified public accountant acceptable to Lender. Borrower shall deliver to Lender on or before December 31 of each calendar year an itemized operating budget and capital expenditure budget for the Mortgaged Property and a management plan for the Mortgaged Property for the next succeeding calendar year in such detail as Lender may reasonably request. Borrower shall promptly after receipt deliver to Lender copies of all quality inspection reports or similar reports or inspection results that are delivered to it by the Franchisor. At any time and from time to time Borrower shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to Borrower and the ownership, maintenance, use and operation of the Mortgaged Property. All information required to be furnished to Lender pursuant to this Section shall be on the form provided by Lender (which form shall accompany Lender's request).

          20.  PERFORMANCE OF OTHER AGREEMENTS

          Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

          21.  FURTHER ASSURANCES

          (a) Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgages (or either of them). Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Mortgaged Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section; provided, however, that so long as Borrower is in compliance with the terms and conditions of this Agreement, Lender will first seek Borrower's assistance in exercising and perfecting such rights and remedies.

          (b) Borrower acknowledges that Lender intends to sell the Loan to a party who may pool the Loan with a number of other loans and to have the holder of such loans grant participations therein or issue one or more classes of Mortgage Backed, Pass Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). The Securities may be rated by one or more national rating agencies. In connection therewith, Borrower agrees to make available to Lender all information concerning its business and operations which Lender reasonably requests; provided, however, that NextHealth, Inc., the managing member of Sierra, shall not be required to make available to Lender for disclosure in connection with the sale of Securities, information concerning NextHealth, Inc. that is unrelated to its interests and obligations with respect to Sierra or its obligations under the Loan Documents, to the extent such disclosure would violate federal securities laws applicable to NextHealth, Inc. Lender may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Securities. The information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to various investors. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower. Lender, at its sole option, may also elect to split the Loan into two or more loans, each secured by liens on the Mortgaged Property, and sell, assign, pledge or otherwise hypothecate one or more of such loans to third parties. Borrower shall cooperate in all such efforts by executing and delivering all such documents, certificates, instruments and other things to evidence or confirm Borrower's obligations hereunder, and in no such event shall the Debt or Borrower's obligations hereunder be increased as a result thereof.

          22.  RECORDING OF MORTGAGES

          Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will cause the Mortgages, and any security instrument creating a lien or security interest or evidencing the lien thereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest thereof upon, and the interest of Lender in, the Mortgaged Property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of the Mortgages, any mortgage supplemental thereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgages (or either of them), any mortgage supplemental thereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of the Mortgages (or either of them).

          23.  REPORTING REQUIREMENTS

          Borrower agrees to give prompt notice to Lender of the insolvency or bankruptcy filing of Borrower or any constituent thereof, or the death, insolvency or bankruptcy filing of any Guarantor.

          24.  EVENTS OF DEFAULT

          The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

          (a) if any portion of the Debt is not paid prior to the tenth (10th) day after the date such payment is due or if the entire Debt is not paid on or before the Maturity Date;

          (b) subject to Borrower's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when due and payable;

          (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

          (d) if Borrower transfers or encumbers any portion of the Mortgaged Property in a manner inconsistent with the terms of this Agreement;

          (e) if any representation or warranty of Borrower, or of any Guarantor, made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

          (f) if Borrower or any Guarantor shall make an assignment for the benefit of creditors, or if Borrower shall generally not be paying its debts as they become due;

          (g) if a receiver, liquidator or trustee of Borrower or of any Guarantor shall be appointed, or if Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any Guarantor or if any proceeding for the dissolution or liquidation of Borrower or of any Guarantor shall be instituted; provided, however, that such appointment, adjudication, petition or proceeding, if involuntary and not consented to by Borrower or such Guarantor, shall constitute an Event of Default only if not being discharged, stayed or dismissed within 90 days;

          (h) if Borrower shall be in default under any other mortgage or security agreement covering any part of the Mortgaged
Property, whether it be superior or junior in lien to the Mortgages (or either of them);

          (i) subject to Borrower's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien except a lien for local real estate taxes and assessments not then due and payable;

          (j) if Borrower fails to cure promptly any violations of laws or ordinances affecting the Mortgaged Property;

          (k) except as permitted in this Agreement, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Lender;

          (l)  if there shall occur any damage to the Mortgaged
Property in any manner which is not covered by insurance solely as a result of Borrower's failure to maintain insurance required in accordance with this Agreement;

          (m) if without Lender's prior written consent: (i) the manager under the Management Agreement (or any succeeding management agreement) resigns or is removed; (ii) the ownership, management or control of such manager is transferred to a person or entity other than the general partner or managing partner of Borrower; or (iii) there is any material change in or termination of the Management Agreement (or any succeeding management agreement);

          (n) if without Lender's prior written consent, there is any material change in the Franchise Agreement (or any succeeding franchise agreement);

          (o) if for more than 30 days after receipt of notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of this Agreement, the Assignment, the Environmental Agreement or any of the other Loan Documents other than as specified in any of subsections (a) through (n) of this Section; provided, however, that if the cure of any such default cannot reasonably be effected within such 30 day period and Borrower shall have promptly and diligently commenced to cure such default within such 30 day period, then the period to cure shall be deemed extended for up to an additional 90 days from Lender's default notice so long as Borrower diligently and continuously proceeds to cure such default to Lender's satisfaction; provided further, however, that notwithstanding anything herein to the contrary, if Sierra and/or Borrower shall fail to perform any term, covenant or condition of Section 63 hereof or if any representation or warranty of Sierra and/or
Borrower made, or deemed to have been made, pursuant to Section 63 hereof shall have been false or misleading in any material respect when made or deemed to have been made, an Event of Default shall have occurred, and the Default Rate shall be immediately applicable to the then outstanding principal balance of the Loan, without any requirement of notice or any periods of grace or cure whatsoever;

          (p) if a default has occurred and continues beyond any applicable cure period under the Management Agreement if such default permits a party to terminate or cancel the Management
Agreement;

          (q) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement if such default permits a party to terminate or cancel the Franchise
Agreement;

          (r) if Borrower ceases to operate a hotel and the Facility on the Mortgaged Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Mortgaged Property or restoration of the Mortgaged Property after casualty or condemnation); or

          (s)  if Borrower terminates or cancels the Franchise
Agreement or operates the Mortgaged Property under the name of any hotel chain or system without Lender's prior written consent.

          25.  LATE PAYMENT CHARGE

          If any portion of the Debt is not paid prior to the tenth (10th) day after the date such payment is due or if the entire Debt is not paid on or before the Maturity Date, Borrower shall pay to Lender upon demand an amount equal to five (5%) percent of such overdue portion of the Debt, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Mortgages, the Assignment, the Environmental Agreement and the other Loan Documents.

          26.  RIGHT TO CURE DEFAULTS

          Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take such action as Lender may deem necessary to protect its security for the Loan. Lender is authorized to enter upon the Mortgaged Property for such purposes or to appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose the Mortgages (or either of them) or collect the Debt, and the cost and expense thereof (including Lender's attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Mortgages (or either of them), the Assignment, the Environmental Agreement and the other Loan Documents and shall be due and payable to Lender upon demand. In the event of legal proceedings, court costs and attorneys' fees shall be set by the court and not the jury and shall be included in any judgment obtained by Lender.

          27.  REMEDIES

          (a) Upon the occurrence of any Event of Default, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Property by Lender itself or otherwise including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

               (i) declare the entire Debt to be immediately due and payable;

               (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of the Mortgages (or either of them) in which case the Mortgaged Property or any interest therein may be sold for cash or otherwise in one or more parcels or in several interests or portions and in any order or manner;

               (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of the Mortgages (or either of them) for the portion of the Debt then due and payable, subject to the continuing lien of the Mortgages (or either of them) for the balance of the Debt not then due;

              (iv) sell for cash or otherwise the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to the power of sale contained herein, in the Mortgages (or either of them) or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

               (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Assignment, the Environmental Agreement, the Note or in the other Loan
     Documents;

               (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Mortgages (or either of them);

               (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

               (viii) revoke the license granted to Borrower to collect the Rents and other sums due under the Leases and enforce Lender's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may to the maximum extent permitted, or not restricted, under applicable law: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including Lender's attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

               (ix) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of any portion of the Mortgaged Property occupied by Borrower and require Borrower to vacate and surrender possession of the Mortgaged Property to Lender or to such receiver and, in default thereof, evict Borrower by summary proceedings or otherwise; and

               (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform
     Commercial Code, including the right to establish a lock box for all Rents and other receivables of Borrower relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, the Mortgages (or either of them) shall continue as a lien on the remaining portion of the Mortgaged Property.

          (b) The proceeds of any sale made under or by virtue of this Section, together with any other sums which then may be held by Lender under this Agreement, whether under the provisions of this Section or otherwise, shall be applied by Lender to the payment of the Debt in such priority and proportion as Lender in its sole discretion shall deem proper, subject to the requirements of applicable law.

          (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of the Mortgages (or either of them) by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which such sale shall be so adjourned.

          (d) Upon the completion of any sale or sales pursuant hereto, Lender, trustee(s) under the Mortgages (or either of them), or an officer of any court empowered to do so, as applicable, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower, to act in its name and stead (such power of attorney being coupled with an interest, and irrevocable), to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.

          (e) Upon any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under the Mortgages (or either of them).

          (f) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of the Mortgages (or either of them) upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

          (g) Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

          (h) Lender may resort to any remedies and the security given by the Note, the Mortgages, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Lender's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, the Mortgages (or either of them), this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. The failure of Lender to exercise any right, remedy or option provided in the Note, the Mortgages (or either of them), this Agreement, the Assignment, the Environmental
Agreement or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, the Mortgages (or either of them), this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Borrower, or Borrower's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Mortgaged Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

          (i) The interests and rights of Lender under the Note, the Mortgages (or either of them), this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents shall not be impaired by any indulgence, including: (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

          28.  RIGHT OF ENTRY

          Lender and its agents shall have the right to enter and inspect the Mortgaged Property during normal business hours upon reasonable notice.

          29.  SECURITY AGREEMENT

          This Agreement is a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Mortgaged Property. By executing and delivering this Agreement, Borrower has granted and hereby grants to Lender, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (such portion of the

Mortgaged Property so subject to the Uniform Commercial Code being called in this Section the "Collateral"). Borrower hereby agrees with Lender to execute and deliver to Lender, in form and substance satisfactory to Lender, such financing statements and such further assurances as Lender may from time to time, reasonably consider necessary to create, perfect or preserve
Lender's security interest therein granted. Each of the Mortgages shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Mortgaged Property are or are to become fixtures. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code including, without limitation, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including Lender's attorneys' fees, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least
10 days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. In the event of any change in name, identity or structure of any Borrower, such Borrower shall notify Lender thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Lender's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Borrower shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower's obligations under the Note, the Mortgages (or either of them), this Agreement, the Assignment, the Environmental Agreement and the other Loan
Documents. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, in connection with the Collateral covered by the Mortgages (or either of them).

          30.  ACTIONS AND PROCEEDINGS

          Lender has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Mortgaged Property.
Lender shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

          31.  WAIVER OF SETOFF AND COUNTERCLAIM

          All amounts due under the Mortgages (or either of them), the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Borrower hereby waives the right to assert a counterclaim (other than compulsory counterclaims) in any action or proceeding brought against it by Lender, or arising out of or in any way connected with this Agreement, the Mortgages (or either of them), the Note, any of the other Loan Documents, or the Debt.

          32.  CONTEST OF CERTAIN CLAIMS

          Notwithstanding the provisions of Sections 5 and 24(i) hereof, Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or a mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as:
(a) Borrower shall have notified Lender of such nonpayment and the reasons therefor within five days of obtaining knowledge thereof;
(b) Borrower shall diligently and in good faith contest such Taxes, Other Charges or lien by appropriate legal proceedings which shall operate to prevent the enforcement or collection thereof and the sale of the Mortgaged Property or any part thereof, in satisfaction thereof; (c) Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; and (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property. Notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Lender, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

          33.  RECOVERY OF SUMS REQUIRED TO BE PAID

          Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as they become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

          34.  MARSHALLING AND OTHER MATTERS

          Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force, and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Mortgages (or either of them) on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Agreement and on behalf of all persons to the extent permitted by applicable law.

          35.  HAZARDOUS SUBSTANCES

          Borrower hereby represents and warrants to Lender that, to the best of Borrower's knowledge, after due inquiry and investigation: (a) the Mortgaged Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and any state super-lien and environmental clean-up statutes (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to hazardous and/or toxic, dangerous and/or regulated, substances, solvents, wastes, materials, pollutants or contaminants, petroleum, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances, materials or solvents which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been, prior to Borrower's acquisition of the Mortgaged Property, discharged, generated, treated, disposed of or stored on, incorporated in or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; and (d) no underground storage tanks exist on any of the Mortgaged Property. So long as Borrower owns or is in possession of the Mortgaged Property, Borrower shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances (other than de minimis quantities of Hazardous Substances that are necessary and lawfully used in the operation of the Mortgaged Property as currently operated, and which are stored and disposed of in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall promptly notify Lender if Borrower shall become aware of any Hazardous Substances on the Mortgaged Property and/or if Borrower shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and Borrower shall remove such Hazardous Substances and/or cure such violations, as applicable, as required by law, promptly after Borrower becomes aware of such Hazardous Substances or such violations, at Borrower's sole expense.
Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure. Upon Lender's request, at any time and from time to time while this Agreement is in effect (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrower shall provide at Borrower's sole expense, an inspection or audit of the Mortgaged Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous Substances on the Mortgaged Property. If Borrower fails to provide such inspection or audit within 30 days after such request, Lender may order such inspection or audit, and Borrower hereby grants to Lender and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Borrower and, if not so paid, shall be added to the principal balance of the sums due under the Note and the Mortgages (or either of them) and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Borrower under this Section shall survive any termination, satisfaction, or assignment of the Mortgages (or either of them) and the exercise by Lender of any of its rights or remedies thereunder including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

          36.  ASBESTOS

          (a) Borrower represents and warrants that, to the best of Borrower's knowledge, after due inquiry and investigation, no asbestos or any substance containing asbestos (collectively, "Asbestos") is located on the Mortgaged Property. Borrower shall not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Lender, at Borrower's sole expense. Upon Lender's request, at any time and from time to time (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrower shall provide, at

Borrower's sole expense, an inspection or audit of the Mortgaged Property prepared by an engineering or consulting firm approved by Lender, indicating the presence or absence of Asbestos on the Mortgaged Property. If Borrower fails to provide such inspection or audit within 30 days after such request, Lender may order such inspection or audit. The cost of such inspection or audit shall be paid by Borrower and, if not so paid, shall be added to the principal balance of the sums due under the Note and the Mortgages (or either of them) and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Borrower under this Section shall survive any termination, satisfaction, or assignment of the Mortgages (or either of them) and the exercise by Lender of any of its rights or remedies thereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

          (b) If the presence of Asbestos is identified at the Mortgaged Property, Borrower shall, subject to Lender's reasonable approval, develop an operations and maintenance plan for the Mortgaged Property with respect to the presence of Asbestos in the Improvements (the "O&M Plan"). Borrower shall comply in all respects with the terms and conditions of the O&M Plan. Unless required by Environmental Laws, Borrower shall not modify or amend the O&M Plan without Lender's prior written consent.

          (c) Borrower shall not remove, disturb, encapsulate or otherwise remediate the Asbestos in the Improvements except in compliance with the O&M Plan and all Environmental Laws. If Borrower makes any alterations or modifications to the Improvements that would disturb or expose any Asbestos in the Improvements or cause any of such Asbestos to become friable, Borrower shall remove or encapsulate such Asbestos in compliance with all applicable Environmental Laws before allowing occupancy of such space or opening such space to the public.

          37.  ENVIRONMENTAL MONITORING

          Borrower shall give prompt written notice to Lender of:
(a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property; (b) all claims made or threatened by any third party against Borrower or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (c) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate, as a party if it so elects, in any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all attorneys' fees incurred by Lender in connection therewith. In the event that any environmental site assessment report prepared for the Mortgaged Property recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Borrower shall cause such operations and maintenance plan to be prepared and implemented at Borrower's expense upon request of Lender and in accordance with the recommendation. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law ("Remedial Work"), Borrower shall, at its sole cost and expense, commence and thereafter diligently prosecute to completion all such Remedial Work within 30 days after written demand by Lender for performance thereof (or such shorter period of time as may be required under applicable law).

          38.  MANAGEMENT OF THE MORTGAGED PROPERTY

          Borrower further covenants and agrees with Lender as follows:

          (a) Borrower shall cause the Hotel and the Facility located on the Mortgaged Property to be operated consistent with past practices and, in any event, pursuant to the Franchise
Agreement and the Management Agreement.

          (b)  Borrower shall:

               (i) pay all sums required to be paid by Borrower under the Franchise Agreement and the Management Agreement and promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

               (ii) promptly notify Lender of any default under the Franchise Agreement or the Management Agreement of which it is aware and provide Lender with copies of any notices delivered in connection therewith;

               (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise
Agreement or the Management Agreement;

               (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement and the manager under the Management Agreement; and

               (v) assign to Lender any right it may have to modify the Franchise Agreement or the Management Agreement;

               (vi) grant Lender the right, but Lender shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Franchise Agreement shall be kept unimpaired and free from default;

               (vii) use its reasonable efforts to obtain, from time to time, from the franchisor under the Franchise Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Franchise Agreement as may be requested by Lender; and

               (viii) exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Lender made at any time within one year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

          (c) Borrower shall not, without Lender's prior written consent: (i) surrender, terminate or cancel the Franchise Agreement or the Management Agreement; (ii) reduce or consent to the reduction of the term of the Franchise Agreement or the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement or the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Franchise Agreement or the Management

Agreement in any material respect; or (v) operate the Mortgaged
Property under the name of any hotel chain or system.

          (d) Borrower shall not, without Lender's prior written consent, enter into transactions with any affiliate including, without limitation, any arrangement providing for the management of any portion of the Mortgaged Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Borrower if the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which would obtain in a comparable transaction with a person not an affiliate of Borrower.

          (e) Borrower irrevocably authorizes and directs Franchisor to deliver to Lender: (i) all operating information concerning the Property submitted by Borrower to Franchisor; (ii) the written results of all quality assurance inspections of the Property performed by Franchisor's Quality Assurance Directors; and (iii) such other information that Lender or Lender's agents may reasonably request, from time to time, including any information in the possession of Franchisor relating to Borrower not included in the reports referred to above.

          39.  HANDICAPPED ACCESS

          (a) Borrower agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

          (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Mortgaged Property, Borrower shall not alter the Mortgaged Property in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Lender.

          (c) Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

          40.  ERISA

          (a) Borrower covenants and agrees that it shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Mortgages (or either of them), this Agreement and the other Loan Documents) to be a non exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended ("ERISA").

          (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Agreement, as requested by Lender in its sole discretion, that: (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

     (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. 2510.3101(b)(2);

     (B) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. 2510.3101(f)(2); or

     (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. 2510.3-101(c) or (e) or an investment company registered under The
Investment Company Act of 1940.

          41.  INDEMNIFICATION

          In addition to any other indemnifications provided herein, in the Assignment, the Environmental Agreement or in the other Loan Documents, Borrower shall protect, defend, indemnify and save harmless Lender from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, out-of-pocket attorneys' fees and expenses), imposed upon or incurred by or asserted against Lender by reason of: (a) ownership of the Mortgages (or either of them), the Mortgaged
Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Mortgaged Property or any other property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any remedial action, out-of-pocket attorney's and consultant's fees, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Mortgaged Property to comply with any Access Laws; (k) any representation or warranty made in the Note, the Mortgages (or either of them), this Agreement, the Environmental Agreement or the other Loan Documents being false or misleading in any respect as of the date such representation or warranty was made; (l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Lender with respect thereto; and
(m) the claims of any lessee of all or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to Lender by reason of the application of this Section shall be immediately due and payable, shall be secured by the Mortgages and shall bear interest at the Default
Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section shall survive any termination, satisfaction or assignment of this Agreement or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, or delivery of a deed in lieu of foreclosure.

          42.  NOTICE

          Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed given on the next business day if sent by Federal Express or other reputable overnight courier and designated for next business day delivery, or on the third day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address or additional party as Borrower or Lender, as the case may be, shall in like manner designate in writing.

          43.  AUTHORITY

          Borrower represents and warrants that: (a) it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Agreement, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement on Borrower's part to be performed; and (b) Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations. Lender represents and warrants that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Agreement.

          44.  WAIVER OF NOTICE

          Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.

          45.  REMEDIES OF BORROWER

          In the event that a claim or adjudication is made that Lender has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Note, the Mortgages (or either of them), this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.

          46.  SOLE DISCRETION OF LENDER

          Wherever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          47.  NON-WAIVER

          The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Agreement. Borrower shall not be relieved of Borrower's obligations hereunder by reason of: (a) the failure of Lender to comply with any request of Borrower or any Guarantor to take any action to foreclose the Mortgages (or either of them) or otherwise to enforce any of the provisions hereof or of the Note, the Assignment, the Environmental Agreement or the other Loan Documents; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Mortgages (or either of them), this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose the Mortgages (or either of them). The rights and remedies of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.
No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

          48.  NO ORAL CHANGE

          This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
          49.  LIABILITY

          If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Lender's consent to any transfer of the Mortgaged Property, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

          50.  INAPPLICABLE PROVISIONS

          If any term, covenant or condition of the Note, the Mortgages (or either of them) or this Agreement is held to be invalid, illegal or unenforceable in any respect, the Note, the Mortgage and this Agreement shall be construed without such provision.

          51.  SECTION HEADINGS

          The headings and captions of the various Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

          52.  COUNTERPARTS

          This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

          53.  CERTAIN DEFINITIONS

          Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein", the word "Lender" shall mean "Lender and any subsequent holder of the Note", the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by the Mortgages (or either of them)", the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees including, without limitation, fees at the pretrial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          54.  HOMESTEAD

          Borrower hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part thereof.

          55.  ASSIGNMENTS

          Lender shall have the right to assign or transfer its rights under this Agreement without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Agreement.

          56.  SUBMISSION TO JURISDICTION

          BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ARIZONA STATE OR FEDERAL COURT SITTING IN PIMA OR PINAL COUNTY, STATE OF ARIZONA, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. LENDER MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF ARIZONA, PIMA OR PINAL COUNTY, OR THE UNITED STATES OF AMERICA, FEDERAL DISTRICT COURT HAVING JURISDICTION OVER PIMA OR PINAL COUNTY, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

          57.  AGENT FOR RECEIPT OF PROCESS

          Borrower hereby irrevocably appoints Neal, Gerber & Eisenberg, 2 North LaSalle, Chicago, Illinois 60602, as its authorized agent to accept and acknowledge, on behalf of Borrower, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 56 hereof in any State or Federal court within Pima or Pinal County, State of Arizona. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent satisfactory to Lender, and shall promptly deliver to Lender written evidence of such other agent's acceptance of such appointment.

          58.  SERVICE OF PROCESS

          To the extent permitted by applicable law, process in any suit, action or proceeding of the nature referred to in
Section 56 hereof may be served: (a) by registered or certified mail, postage prepaid, to Borrower at the address set forth above or to such other address of which Borrower shall have given Lender written notice; or (b) if Borrower shall not have made an appearance within 21 days after service in accordance with clause
(a) of this Section, by hand delivery to the agent identified in
Section 57 hereof, or such successor agent as shall have been identified in accordance with Section 57 hereof. Nothing in this Section shall affect the Lender's right to serve process in any manner permitted by law, or limit Lender's right to bring proceedings against Borrower in the courts of any other jurisdiction.

          59.  WAIVER OF JURY TRIAL

          BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THE MORTGAGES (OR EITHER OF THEM), THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

          60.  CHOICE OF LAW

          THIS LOAN AGREEMENT SHALL BE DEEMED TO BE A CONTRACT
ENTERED INTO PURSUANT TO THE LAWS OF THE STATE IN WHICH THE
MORTGAGED PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE
GOVERNED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE
LAWS OF SUCH JURISDICTION.

          61.  RELEASE OF PORTIONS OF THE MORTGAGED PROPERTY

          Either the Hotel or the Facility comprising the Mortgaged Property may be released from the lien of the applicable Mortgage provided that, in each instance: (i) no Event of Default shall have occurred and be continuing; (ii) Borrower pays to Lender for application in reduction of the outstanding principal balance of the Loan 125% of the applicable Allocated Loan Amount (provided, however, that if the Debt Service Coverage Ratio after such proposed release and reduction of the Loan balance is less than 1.50:1.0, then Borrower shall be required to pay to Lender for application in reduction of the outstanding principal balance of the Loan 150% of such Allocated Loan Amount); (iii) Borrower pays to Lender all other sums then due and payable in respect of the Loan (including, without limitation, interest, late fees, costs and expenses payable in accordance herewith); and (iv) Borrower delivers to Lender a current title search with respect to the remaining Mortgaged Property showing no liens or other encumbrances other than as permitted hereunder or to which Lender shall have consented. In order to confirm or effect such release, Lender shall execute one or more instruments, in recordable form, evidencing such release and the release of the constituent Borrower party from liability in respect of the Loan.

          62.  JOINT AND SEVERAL OBLIGATIONS

          If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

          63. MORTGAGE OF THE MORTGAGED PROPERTY RELATING TO THE
FACILITY

          (a) Sierra is currently negotiating an amendment to, and extension of, that certain Commercial Lease No.03-98637 dated April 18, 1991 by and between the State of Arizona, as lessor (by and through the Arizona State Land Department) and Sierra Tucson AC, Inc., as lessee, covering that portion of the Mortgaged Property relating to the Facility (the "Ground Lease"), which Ground Lease was assigned to Sierra pursuant to that certain Assignment of Lease dated as of November 13, 1996, but which Assignment of Lease requires the consent of the State of Arizona thereto. The terms and conditions of: (i) proposed modification and extension of the Ground Lease (the "Amendment"); and (ii) any required consents from the State of Arizona, as lessor or otherwise (collectively, the "Consent"), shall be subject to approval by Lender, and each shall be fully executed, effective and recorded on or before the date that is 150 days after the date hereof. Upon the execution of the Amendment and the Consent and in no event later than 150 days after the date hereof, Borrower shall deliver to Lender with respect to the Mortgaged Property relating to the Facility, in form and substance required by
Lender: (A) such certificates of Sierra and its managing member with respect to their respective organizational documents, respective authorizations to take all necessary actions and execute all necessary documents and instruments required by this Section and incumbencies of their respective signatories; (B) certificates of the Secretary of State of each of the States of Delaware and Arizona dated within thirty days of the execution of the Amendment and Consent, certifying to the good standing of Sierra and its managing member in such respective jurisdictions;
(C) a Deed of Trust, Assignment of Leases and Rents and Security Agreement securing the amount of the Loan and an Assignment of Leases and Rents, in each case from Sierra for the benefit of Lender, and such other documents or instruments, including, without limitation, UCC-1 Financing Statements, reasonably necessary for Lender to hold a first priority lien on, and security interest in, the Mortgaged Property relating to the Facility; (D) such assurances and subordination of interests from each holder of an interest in the Mortgaged Property relating to the Facility, and each holder of any mortgage encumbering any such interest; (E) certified copies of all non-residential leases with tenants, including all guaranties of such leases and all amendments and side letters affecting them; and, without limiting clause (D) hereof, estoppel certificates from all non-residential tenants; (F) certified rent roll and occupancy report; (G) ALTA/ACSM Survey & surveyor's certificate to Lender's specifications; (H) UCC, judgment and tax lien searches against the Mortgaged Property relating to the Facility and Sierra; (I) municipality letters (or other evidence of compliance with zoning, subdivision, building, environmental and land use laws) and copies or other evidence of permanent Certificates of Occupancy, or other documentation acceptable to Lender; (J) copies of all service contracts; (K) copies of all permits and licenses required for operation; (L) original fire and casualty insurance policies; (M) opinion of Sierra's counsel relating to due organization, valid existence and good standing of Sierra and its managing member, authorization, due execution and delivery of the documents required under this Section 63, substantive nonconsolidation in a bankruptcy, and such other matters required by Lender; and (N) such other reasonable requirements of Lender.

          (b) Borrower hereby covenants that, upon execution of the Amendment and the Consent, Sierra shall have good, marketable and insurable leasehold title to the Mortgaged Property relating to the Facility and Sierra shall, at such time, possess an unencumbered leasehold estate in Premises and Improvements relating to the Facility, and that it shall hold the Premises and Improvements relating to the Facility free and clear of all liens, encumbrances and charges whatsoever except for those exceptions approved by Lender and shown in the title insurance policy issued upon the execution of the Amendment and the Consent insuring the lien of the Mortgage with respect to the Mortgaged Property relating to the Facility, and that such Mortgage shall continue to be a valid and enforceable first lien on and security interest in such Mortgaged Property, subject only to such exceptions.
Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of the Mortgage with respect to the Mortgaged Property relating to the Facility and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.

          (c) Without limiting the foregoing or affecting the validity of representations and warranties made, or covenants undertaken, as of the date hereof, upon and as of the date of the execution of the Amendment and the Consent, Borrower shall be deemed to have made such representations and warranties, and undertaken such covenants, with respect the Mortgaged Property relating to the Facility as are set forth in this Loan Agreement and the other Loan Documents, and shall make such other representations and warranties, and undertake such other covenants, with respect to Mortgaged Property relating to the Facility is located as reasonably required by Lender. Anything to the contrary herein notwithstanding, on or before that date that is 150 days after the date hereof, Sierra shall fully perform, or cause to be fully performed, all of the covenants set forth in this Section.

          64.  SURETY

          Each of Sierra and Health-Styles hereby waives the benefits of any statutory or other provision limiting the liability of a surety, including without limitation, the provisions of A.R.S. 12-1641, et seq. and Rule 17(f) of the Arizona Rules of Civil Procedure. Each of Sierra and HealthStyles hereby represents and warrants that it is and will continue to be fully informed about all aspects of the financial condition and business affairs of such other entity relevant to the obligations of Borrower hereunder and hereby waives and fully discharges Lender from any and all obligations to communicate to it any information whatsoever regarding such other entity or such other entity's financial condition or business affairs.

          65.  SUBORDINATE LOANS; INTERCOMPANY LOANS.

          (a) Health-Styles may incur one or more unsecured loans, on commercially reasonable terms, from Sierra to cover and pay for operating deficits of Health-Styles (each, a "Subordinate Loan"), provided, that: (i) no Event of Default exists, (ii) Lender gives its prior written approval with respect to any such loan, which approval shall not be unreasonably withheld; and (iii) Borrower complies, and the terms of proposed Subordinate Loan comport, with the provisions of this Section 65(a) and other reasonable requirements of Lender, including, without limitation, subordination and standstill agreements executed by parties to the Subordinate Loan in favor of Lender. Each such Subordinate Loan shall: (i) be at all times unsecured and fully subordinate to the Loan; (ii) be repaid only out of available cash flow after payment of all debt service then due, funding of reserve accounts, payment of all operating expenses of the Mortgaged Property and satisfaction of all then current obligations under the Loan Documents; (iii) not be repaid or repayable so long as any Event of Default exists with respect to the Loan; and (iv) provide that no enforcement action may be taken with respect to such loan so long as the Loan, or any portion of it, is outstanding.

          (b) Sierra may make one or more loans, on commercially reasonable terms, to NextHealth, Inc. to cover and pay for its operating deficits, provided, that: (i) no Event of Default exists, (ii) Lender gives its prior written approval with respect to any such loan, which approval may withheld in its sole discretion; and (iii) Borrower complies with any reasonable requirements of Lender in connection therewith.

          IN WITNESS WHEREOF, Borrower and Lender have executed this instrument as of the day and year first above written.

                                   BORROWER:
                                   SIERRA HEALTH-STYLES, INC.
WITNESS (other than notary):
                                   By: /s/ William T. O'Donnell, Jr.
                                   ---------------------------------
/s/ Stephen L. Berger                 Name:  WILLIAM T. O'DONNELL, JR.
------------------------             Title:  President
 Name: STEPHEN L. BERGER


                                    SIERRA TUCSON, L.L.C.
WITNESS (other than notary):        By: NextHealth, Inc.
                                        Managing Member

/s/ Stephen L. Berger                   By: /s/William T. O'Donnell, Jr.
------------------------                --------------------------------
Name: STEPHEN L. BERGER                     Name: WILLIAM T. O'DONNELL, JR.
                                           Title: President


                                    LENDER:

                                    LEHMAN BROTHERS HOLDINGS INC.


                                    By: /s/Yon Cho
                                    --------------------------
                                      Authorized Signatory

STATE OF ILLINOIS        )
                         )  ss.
COUNTY OF COOK           )


          The foregoing instrument was acknowledged before me this 5th day of August, 1998, by William T. O'Donnell, Jr., the
President of Sierra Health-Styles, Inc., a Delaware corporation, on behalf of that corporation.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                   /s/ Theresa M. Bauer
                                   -----------------------------
                                   Notary Public

My commission expires:

     6/5/99
-------------------------

[Seal]



STATE OF ILLINOIS   )
                    )  ss.
COUNTY OF COOK      )


          The foregoing instrument was acknowledged before me this 5th day of August, 1998, by William T. O'Donnell, Jr., the
President of NextHealth, Inc. a Delaware corporation, the Managing Member of Sierra Tucson, L.L.C., a Delaware limited liability company, on behalf of that limited liability company.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                   /s/ Theresa M. Bauer
                                   ---------------------------
                                   Notary Public

My commission expires:

       6/5/99
-----------------------

[Seal]


STATE OF NEW YORK   )
                    )  ss.
COUNTY OF NEW YORK  )


          The foregoing instrument was acknowledged before me this 13th day of August, 1998, by Yon Cho, an Authorized Signatory of
Lehman Brothers Holdings Inc., a Delaware corporation, on behalf of that corporation.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                   /s/ Maryann Vene
                                   --------------------------
                                   Notary Public

My commission expires:

       12/8/99
----------------------

[Seal]